Exhibit 10.2

ADDENDUM #3 TO EMPLOYMENT AGREEMENT

made and entered into as of February 3, 2026

by and between

Microbot Medical Ltd.

Registration no. 514519412

of 6 Hayozma Street, Yokneam Illit, Israel

(the “Company”) of the first part

and

Rachel Vaknin

Israeli I.D no. 35883685

of Israel

(the “Employee”) of the second part

WHEREAS,	the Employee is employed by the Company in accordance with that certain employment agreement dated on November 22, 2021, and any addendum thereto (the “Employment Agreement”);

WHEREAS,	the Company and the Employee have agreed to amend certain terms of the Employee’s Employment Agreement effective as of the date hereof (the “Amendment Date”), and wish to set forth in writing said understanding;

NOW, THEREFORE, the Parties hereby agree, declare and covenant as follows:

1. Salary

1.1.	As of the Amendment Date, retroactive to January 1, 2026, the Employee’s gross annual Base Salary shall be increased to a gross amount of NIS 756,000. During the term of the Employment Agreement, the compensation committee of the Board of Directors, or, if there be no such compensation committee, the entire Board of Directors (in either case, the “Compensation Committee”), shall review the Employee’s Base Salary on an annual basis and may provide for such increases thereto as it may determine, taking into account such performance metrics and criteria of the Employee and of the Company in the Compensation Committee’s sole discretion, without further amendment or addendum to the Employment Agreement, and any such increased Base Salary shall be deemed the “Base Salary.”

1.2.	Section 3.6(a) of the Agreement shall be replaced with:

“You may be eligible to receive an annual bonus in the aggregate amount of up to fifty percent (50%) of the Base Salary, contingent upon meeting certain targets, as shall be determined from time to time by the Company, at its sole discretion (the “Bonus”). It is hereby clarified that the Company shall have the sole discretion regarding the decision whether you have achieved the goals which were set to you.”

2. Miscellaneous

2.1.	Capitalized terms used herein, unless otherwise defined, shall have the meanings ascribed to them in the Employment Agreement.

2.2.	This Addendum contains the entire agreement between the parties hereto with respect to the subject matter hereof, supersedes and cancels all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof, if any. In any event of contradiction between the provisions of this Addendum and any prior agreement, whether written or oral, the provisions of this Addendum shall prevail.

2.3.	This Addendum may be amended, modified, superseded, canceled, renewed or extended, and the terms and covenants hereof may be waived, only by a written instrument executed by both parties. A waiver of any term or condition of this Addendum may be effected only by a written instrument executed by the party waiving compliance. The failure of any party, at any time or times, to require performance of any provision of this Addendum shall in no manner affect the right of such party, at a later time, to enforce the same. No waiver by any party of the breach of any term or covenant, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any breach, or a waiver of the breach of any other term or covenant.

2.4.	Except to the extent otherwise specifically modified herein in this Addendum all of the terms and conditions of the Employment Agreement are hereby ratified, approved and confirmed and all such terms and conditions shall remain in full force and effect.

Microbot Medical Ltd., 6 Hayozma St, Yokneam Illit, 2069024. P.O.B 242, Israel

Office: +972-4-8200710 Fax: +972-4-8200712

www.microbotmedical.com

IN WITNESS WHEREOF, the parties execute hereunder:

/s/ Naama Moav	/s/ Rachel Vaknin
Microbot Medical Ltd.	Rachel Vaknin

Microbot Medical Ltd., 6 Hayozma St, Yokneam Illit, 2069024. P.O.B 242, Israel

Office: +972-4-8200710 Fax: +972-4-8200712

www.microbotmedical.com